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                             ITEM 24. (B) 8 (c)(iv)
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                                  M FUND, INC.
                      M FINANCIAL INVESTMENT ADVISERS, INC.

                              AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT
                                      WITH
                       JOHN HANCOCK LIFE INSURANCE COMPANY
                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
                 JOHN HANCOCK LIFE INSURANCE COMPANY U.S.A. AND
                 JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

          THIS AGREEMENT, dated and effective as of this 13th day of November, 2009, by and among M FUND, INC., a corporation organized and existing under the laws of the State of Maryland (the "Fund"), M FINANCIAL INVESTMENT ADVISERS, INC., a corporation organized and existing under the laws of the State of Colorado (the "Adviser"), John Hancock Life Insurance Company ("JHLICO") (formerly John Hancock Mutual Life Insurance Company) and John Hancock Variable Life Insurance Company ("JHVLICO"), both life insurance companies organized and existing under the laws of the Commonwealth of Massachusetts, John Hancock Life Insurance Company (U.S.A.) ("JHUSA"), a life insurance company organized and existing under the laws of the state of Michigan, and John Hancock Life Insurance Company of New York ("JHNY"), a life insurance company organized and existing under the laws of the State of New York, (JHLICO, JHVLICO, JHUSA and JHNY are each referred to singularly herein as the "Company" and collectively, as the "Companies"), on their own behalf and on behalf of each separate account of the Companies identified herein.

          WHEREAS, JHLICO and JHVLICO were parties to Participation Agreements with the Fund, dated January 19, 1996 (collectively, the "Participation Agreements"), which Participation Agreements were amended on or about April 16, 2007; and

          WHEREAS, pursuant to an Agreement and Plan of Merger dated as of September 28, 2003 among John Hancock Financial Services, Inc. (the parent company of JHLICO and JHVLICO) and Manulife Financial Corporation (the parent company of JHUSA and JHNY), JHLICO and JHVLICO, became affiliated as subsidiaries of Manulife Financial Corporation ("MFC"), a publicly traded corporation organized under the laws of Canada; and

          WHEREAS, the Fund is a series-type mutual fund offering shares of beneficial interest (the "Fund shares") consisting of one or more series ("Series") of shares ("Series shares"), each such Series share representing an interest in a particular managed portfolio of securities and other assets; and

          WHEREAS, the Fund was established for the purpose of serving as an investment vehicle for insurance company separate accounts supporting variable annuity contracts and variable life insurance policies to be offered by insurance companies; and

          WHEREAS, the Companies desire that the Fund serve as an investment vehicle for certain separate account(s) of the Companies; and

          WHEREAS, JHLICO and JHVLICO desire to further amend and restate the Participation Agreements and to include JHUSA and JHNY and as set forth herein.

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          NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Adviser, and the Companies agree as follows:

ARTICLE I. Additional Definitions

          1.1. "Account" -- each separate account of the Companies described more specifically in Schedule 1 to this Agreement (as may be amended from time to time).

          1.2. "Business Day" -- each day that the Fund is open for business as provided in the Fund Prospectus.

          1.3. "Code" -- the Internal Revenue Code of 1986, as amended.

          1.4. "Company Contact" - - Michele Freeley, M Products & Marketing, 197 Clarendon Street, Boston, MA 02116

          1.5. "Contracts" -- the variable annuity contracts and variable life insurance policies issued by the Companies and described more specifically on
Schedule 2 to this Agreement (as may be amended from time to time).

          1.6. "Contract Owners" -- the owners of the Contracts, as distinguished from all Product Owners.

          1.7. "FINRA" - Financial Industry Regulatory Authority

          1.8. "Participating Account" -- an Account investing all or a portion of its assets in the Fund.

          1.9. "Participating Insurance Company" -- any insurance company investing in the Fund on its behalf or on behalf of a Participating Account, including the Companies.

          1.10. "Products" -- variable annuity contracts and variable life insurance policies supported by Participating Accounts investing assets attributable thereto in the Fund, including the Contracts.

          1.11. "Product Owners" -- owners of Products, including Contract
Owners.

          1.12. "Prospectus" -- with respect to the Fund shares or a class of Contracts, each version of the definitive prospectus therefore or supplement thereto filed with the SEC (as defined below) pursuant to Rule 497 under the 1933 Act (as defined below). With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version last so filed prior to the taking of such action. For purposes of Section 4.5 and Article VIII, the term "Prospectus" shall include any statement of additional information incorporated therein.

          1.13. "Registration Statement" -- with respect to the Fund shares or a class of Contracts, the registration statement filed with the SEC to register the securities issued thereby under the 1933 Act,

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or the most recently filed amendment thereto, in either case in the form in which it was declared or became effective. The Contract's Registration Statement (if any) is described more specifically on Schedule 2 to this Agreement. The Fund Registration Statement was filed on Form N-1A (File No. 33-95472).

          1.14. "1940 Act Registration Statement" -- with respect to the Fund or the Account, the registration statement filed with the SEC to register such person as an investment company under the 1940 Act (as defined below), or the most recently filed amendment thereto. The Account 1940 Act Registration Statement (if any) is described more specifically on Schedule 2 to this Agreement. The Fund 1940 Act Registration Statement was filed on Form N-1A (File No. 811-9082).

          1.15. "Statement of Additional Information" -- with respect to the Fund or a class of Contracts, each version of the definitive statement of additional information or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act.

          1.15. "SEC" - the Securities and Exchange Commission

          1.16. "1933 Act" - the Securities Act of 1933, as amended.

          1.17 "1940 Act" - the Investment Company Act of 1940, as amended.

ARTICLE II. Sale of Fund Shares

          2.1. The Fund shall make shares of those Series listed on Schedule 3 available for purchase by each Company on its own behalf or on behalf of the Account, such purchases to be effected at net asset value in accordance with
Section 2.3 of this Agreement. Notwithstanding the foregoing, (i) Fund Series in existence now or that may be established in the future and not listed on
Schedule 3 will be made available to the Companies only as the Adviser may so provide, and (ii) the Board of Directors of the Fund (the "Fund Board") may suspend or terminate the offering of Fund shares of any Series or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Fund Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary or in the best interests of the shareholders of any Series (it being understood that "shareholders" for this purpose shall mean Product Owners).

          2.2. The Fund shall redeem, at any Company's request, any full or fractional Fund shares held by such Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 2.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Series to the extent permitted by the 1940 Act or any rules, regulations or orders thereunder.

          2.3. Purchase and Redemption Procedures

               (a) The Fund hereby appoints each Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests for shares of the Fund based on allocations of amounts to the Accounts or subaccounts thereof under the Contracts and other transactions arising out of the Contracts. Receipt of any such request (or relevant transactional information therefore) on any Business Day by any Company as such limited agent of the Fund prior to the Fund's close of business, as defined from time to time in the Fund Prospectus. (which as of the date of execution of this Agreement is 4 p.m. Eastern Time) shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such request by 10:00 a.m. Eastern Time on the next following Business Day.

               (b) Each Company shall pay for shares of each Series on the same day that it notifies the Fund of a purchase request for such shares. Payment for Series shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by 11:00 a.m. Eastern Time on the day the Fund is notified of the purchase request for Series shares (unless the Fund determines and so advises such Company that sufficient proceeds are available from redemption of shares of other Series effected pursuant to redemption requests tendered by such Company on behalf of the Account). If federal funds are not received on time, such funds will be invested, and Series shares purchased thereby will be issued, as soon as practicable.

               (c) Payment for Series shares redeemed by any Account or any Company shall be made in federal funds transmitted by wire to such Company or any other designated person on the next Business Day after the Fund is properly notified of the redemption order of Series shares (unless redemption proceeds are to be applied to the purchase of Fund shares of other Series in accordance with Section 2.3(b) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; each Company shall be responsible for such action.

               (d) Any purchase or redemption requests for Fund shares that do not result directly from transactions relating to the Contracts or the Account shall be effected at the net asset value per share next determined after the Fund's receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund Prospectus.

          2.4. The Fund shall use its best efforts to calculate and make the net asset value per share for each Series available to the Companies by 5:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Series is calculated, and shall calculate such net asset value in accordance with the Fund Prospectus. Neither the Fund, any Series, the Adviser, nor any of their affiliates shall be liable for any information provided to any Company pursuant to this Agreement to the extent such information is based on incorrect information supplied by such Company or any other Participating Insurance Company or Qualified Person (as defined in Section 2.8 of this Agreement) to the Fund or the Adviser.

          2.5. The Fund shall furnish notice to the Company Contact (by fax, or telephone followed by written confirmation) as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Series shares. Each Company, on its behalf and on behalf of the Accounts, hereby elects to receive all such dividends and distributions as are payable on any Series shares in the form of additional shares of that Series. Each Company reserves the right, on its behalf and on behalf of the Accounts, to revoke this election and to receive all such dividends and distributions in cash. The Fund shall notify the Company Contact promptly of the number of Series shares so issued as payment of such dividends and distributions.

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          2.6. Issuance and transfer of Fund shares shall be by book entry only.
Stock certificates will not be issued to the Companies or the Accounts. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccounts of the Accounts.

          2.7. (a) Any Company may withdraw the Account's investment in the Fund or a Series of the Fund only: (i) as necessary to facilitate Contract Owner requests; (ii) upon a determination by a majority of the Fund Board, or a majority of disinterested Fund Board members, that an irreconcilable material conflict exists among (x) the interests of all Product Owners or
     (y) the interests of the Participating Insurance Companies investing in the Fund; (iii) upon requisite vote of the Contract Owners having an interest in the affected Series; (iv) as required by state and/or federal laws or regulations or judicial or other legal precedent of general implication;
     (v) upon sixty (60) days advance written notice; (vi) from a Series, upon a change in the portfolio manager for that Series; or (vii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act.

               (b) The Companies shall not, without the prior written consent of the Adviser (unless otherwise required by applicable law), solicit, induce or encourage Contract Owners to change or modify the Fund or change the Fund's Adviser or investment sub-adviser.

          2.8. The Fund shall sell Fund shares only to Participating Insurance Companies and their separate accounts and to persons or plans ("Qualified Persons") that qualify to purchase and hold shares of the Fund under Section 817(h) of the Code. The Fund shall not sell Fund shares to any insurance company, separate account or Qualified Person unless an agreement containing provisions substantially similar to Articles II, V, and VII of this Agreement is in effect to govern such sales (to the extent required in order to comply with the "Exemptive Order" referred to in Section 7.1 below).

ARTICLE III. Representations and Warranties

          3.1. Each Company represents and warrants that: (i) each Company is a life insurance company duly organized, duly existing and in good standing under the insurance laws of their states of domicile as set forth in the preamble to this Agreement, and (ii) the Accounts are (or will be prior to the purchase by any Company of Fund shares for the Accounts) validly existing separate accounts, duly established and maintained in accordance with applicable law; (iii) the Contracts will be issued in compliance in all material respects with all applicable federal and state laws; (iv) the Contracts currently are and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code; and
(v) the Company and the Accounts qualify (or will qualify prior to the purchase by any Company of Fund shares for the Accounts) to purchase and hold shares of the Fund under Section 817(h) of the Code.

          3.2. The Fund represents and warrants that: (i) the Fund is a corporation duly organized, validly existing and in good standing under Maryland law; (ii) the Fund's Registration Statement under the 1933 Act and the 1940 Act has been filed with the SEC in accordance with the provisions of the 1940 Act and the Fund is and shall remain duly registered as an open-end management investment company thereunder; (iii) the Fund Registration Statement has been declared effective by the SEC (or will be declared effective before the sale by the Fund of its shares pursuant to this Agreement); (iv) Fund shares sold pursuant to this Agreement have been duly authorized for issuance in accordance with applicable law; (v) the Fund currently qualifies as a "regulated investment company" under Subchapter M of the Code and is and shall remain in compliance with Section 817(h) of the Code; and (vi) the Fund does and will comply in all material respects with the 1940 Act. The Fund, however, makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state.

          3.3. The Adviser represents and warrants that it is and will remain registered in all material respects as an investment adviser under federal and all applicable state securities laws, and shall perform its obligations hereunder in compliance in all material respects with any such applicable state and federal laws. The Adviser represents that it will manage the Fund consistent with the Fund's investment objectives, policies, and restrictions.

          3.4. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

          3.5. The Fund represents and warrants that all of its directors, officers, and employees dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

          3.6. Each Company represents and warrants that all of the directors, officers, and employees of each Company dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimal coverage as required currently by entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE IV. Filings, Information and Expenses

          4.1. The Fund shall amend the Fund Registration Statement as filed under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of Fund shares and to maintain the Fund's registration under the 1933 Act and the 1940 Act for so long as Fund shares are sold. The Fund shall file, register, qualify and obtain approval of the Fund shares for sale under state securities laws to the extent deemed advisable by the Adviser.

          4.2. Unless other arrangements are made, the Fund shall provide the Company Contact with: (i) a copy, in camera-ready form or otherwise suitable for printing or duplication, of each Fund Prospectus and any supplement thereto and each Fund Statement of Additional Information and any supplement thereto; and
(ii) copies of the Fund's proxy materials, reports to shareholders, and other communications to shareholders in such quantity as any Company shall reasonably require for distributing to Contract Owners.

          4.3. Each Company shall amend the Contracts' Registration Statements under the 1933 Act (if any) and the Accounts' 1940 Act Registration Statement (if any) from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. Each Company shall file, register, qualify and obtain approval of the Contracts for sale to the extent required by applicable insurance and securities laws of the various states.

          4.4. Each Company shall inform the Fund of any investment restrictions imposed by state insurance law that may become applicable to the Fund from time to time as a result of the Account's investment therein (including, but not limited to, restrictions with respect to fees and expenses and investment policies). Upon receipt of such information from such Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders (it being understood that "shareholders" for this purpose shall mean Product Owners), the Fund shall so inform such Company, and the Fund and such Company shall discuss alternative accommodations in the circumstances. If the Fund determines that it is in the best interests of shareholders to comply with such restrictions, the Fund and the Company may amend this Agreement to reflect such restrictions.

          4.5. Each Company shall provide Contracts, Contracts and Fund Prospectuses, Contracts and Fund Statements of Additional Information, reports, solicitations for voting instructions including any related Fund proxy solicitation materials, and all amendments or supplements to any of the foregoing, to Contract Owners and prospective Contract Owners, all in accordance with the federal and any applicable state securities laws.

          4.6. All expenses incident to each party's performance under this Agreement (including expenses expressly assumed by such party pursuant to this Agreement) shall be paid by such party to the extent permitted by law.

               (a) Expenses assumed by the Fund include, but are not limited to, the costs of: (i) registration and qualification of the Fund shares under the federal securities laws; (ii) preparation and filing with the SEC of the Fund Prospectus, Fund Registration Statement, Fund proxy materials and shareholder reports, and preparation of a camera-ready copy thereof; (iii) preparation of all statements and notices required by any federal or state securities law; (iv) printing and mailing to Contract Owners of all proxy materials and reports required to be provided by the Fund to its shareholders; (v) all taxes on the issuance or transfer of Fund shares; and
     (vi) any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Fund otherwise shall pay no fee or other compensation to any Company under this Agreement, unless the parties otherwise agree, except that if the Fund or any Series adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then payments may be made to any Company in accordance with such plan. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or in contravention of such rule, although it may make payments pursuant to Rule 12b-1 in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a Board of Directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

               (b) Expenses assumed by the Companies include, but are not limited to, the costs of: (i) registration and qualification of the Contracts under the federal and any applicable state securities laws; (ii) preparation and filing with the SEC of the Contracts' Prospectuses and Registration Statements; and (iii) preparation and dissemination of all statements and notices to Contract Owners required by any federal or state insurance law other than those paid for by the Fund.

          4.7. Any piece of advertising or sales literature or other promotional material in which the Fund is named and which will be used by any Company shall be furnished by such Company to the Fund not less than fifteen (15) days prior to its use. No such material shall be used if the Fund or its designee objects to such use within fifteen (15) days after receipt of such material, provided that it may be used earlier than the end of such fifteen (15) day period if the Fund or its designee consents in writing to its use. The Fund may delegate its rights and responsibilities under this provision to the Adviser.

          4.8. Any piece of advertising or sales literature or other promotional material in which any Company or any Account is named and which will be used by the Fund or the Adviser shall be furnished by the Fund or the Adviser, as applicable, to the Company Contact not less than (fifteen) 15 days prior to its use. No such material shall be used if such Company or its designee objects to such use within fifteen (15) days after receipt of such material, provided that it may be used earlier than the end of such fifteen (15) day period if such Company or its designee consents in writing to its use.

          4.9. The Companies shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund to the public (including current and prospective Contract owners) in connection with the sale of the Contracts other than the information or representations contained in the Fund Registration Statement or Fund Prospectus (as such Registration Statement or Prospectus may be amended or supplemented from time to time) or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved in accordance with Section 4.7 of this Agreement, except with the prior written consent of the Fund.

          4.10. The Fund and the Adviser shall not give any information or make any representations on behalf of any Company or concerning any Company, any Accounts or the Contracts other than the information or representations contained in the Contracts' Registration Statements or Contracts' Prospectuses (as such Registration Statements or Prospectuses may be amended or supplemented from time to time) or in published reports of any Account which are in the public domain or approved in writing by the Company Contact for distribution to Contract Owners, or in sales literature or other promotional material approved in accordance with Section 4.8 of this Agreement except with the prior written consent of such Company.

          4.11. The Fund and the Company Contact shall provide to the other upon request at least one complete copy of all Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations of voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no- action letters, and all amendments or supplements to any of the above, that relate to the Fund, the Contracts or the Accounts, as the case may be, promptly after the filing by or on behalf of such party of such document with the SEC or other regulatory authorities.

          4.12. The Fund and the Company Contact shall provide to the other upon request copies of draft versions of any Registration Statements, Prospectuses, Statements of Additional Information, periodic and other shareholder or Contract Owner reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, to the extent that the other party reasonably needs such information for purposes of preparing a report or other filing to be filed with or submitted to a regulatory agency. If a party requests any such information before it has been filed, the other party will provide the requested information if then available and in the version then available at the time of such request.

          4.13. The parties hereto shall cooperate with one another and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit one another and such authorities reasonable access to their books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

          4.14. The Companies reserve the right to modify any of the Contracts in any respect whatsoever. The Companies reserve the right in their sole discretion to suspend the sale of any of the Contracts, in whole or in part, or to accept or reject any application for the sale of a Contract. The Companies agree to notify the Fund and the Adviser promptly upon the occurrence of any event any Company believes might necessitate a material modification or suspension.

          4.15. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any material constituting sales literature or advertising under FINRA rules, the 1940 Act or the 1933 Act.

ARTICLE V. Voting of Fund Shares

          5.1. With respect to any matter put to vote by the holders of Fund shares or Series shares ("Voting Shares"), to the extent required by law (including the Exemptive Order referred to in Section 7.1 below) each Company shall:

               (a) solicit voting instructions from Contract Owners to which Voting Shares are attributable;

               (b) vote Voting Shares of each Series attributable to Contract Owners in accordance with instructions or proxies timely received from such Contract Owners;

               (c) vote Voting Shares of each Series attributable to Contract Owners for which no instructions have been received in the same proportion as Voting Shares of such Series for which instructions have been timely received; and

               (d) vote Voting Shares of each Series held by any Company on its own behalf or on behalf of the Accounts that are not attributable to Contract Owners in the same proportion as Voting Shares of such Series for which instructions have been timely received; provided, however, that if the SEC changes its interpretations of voting privileges for variable contracts such Company may vote such shares in its own right. Each Company shall be responsible for assuring that voting privileges for the Accounts are calculated in a manner consistent with the provisions set forth above and with the manner employed by all other Participating Accounts.

          5.2. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of
Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE VI. Compliance with Code

          6.1. The Fund shall comply with Section 817(h) of the Code, and all regulations issued thereunder and shall notify the Company Contact immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

          6.2. The Fund shall maintain its qualification as a regulated investment company (under Subchapter M of the Code or any successor or similar provision), and shall notify the Company Contact immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

          6.3. The Companies shall maintain the treatment of the Contracts as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code and shall notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

ARTICLE VII. Potential Conflicts

          7.1. The parties to this Agreement acknowledge that the Fund has obtained (or will obtain) an order of exemption from the SEC (the "Exemptive Order," File No. 812-9674) granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and other Qualified Persons (as defined in Section 2.8). The Fund hereby notifies the Companies that Contract Prospectus disclosure regarding potential risks of such mixed and shared funding may be appropriate.

          7.2. The Fund Board shall monitor the existence of any material irreconcilable conflict between the interests of Product Owners. The Fund Board shall promptly inform the Company Contact if it determines that a material irreconcilable conflict exists and the implications thereof.

          7.3. (a) The Companies shall report any potential or existing conflicts promptly to the Fund Board, and in particular whenever Contract Owner voting instructions are disregarded, and recognizes that it shall be responsible for assisting the Fund Board in carrying out its responsibilities in connection with the Exemptive Order. The Companies agree to carry out such responsibilities with a view only to the interests of Contract Owners.

               (b) The Companies shall at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board and the Fund may fully carry out the obligations imposed upon them by the conditions of the Exemptive Order, and such reports, material and data shall be submitted more frequently if deemed appropriate by the Fund Board.

          7.4. If a majority of the Fund Board, or a majority of its directors who are not "interested persons" as defined in the 1940 Act ("Disinterested Directors"), determines that a material irreconcilable conflict exists with regard to Contract Owner investments in the Fund, the Fund Board shall give prompt notice to all Participating Insurance Companies. If the Fund Board determines that any Company is responsible in full or in part for causing or creating said conflict, such Company (and other responsible Participating Insurance Companies) shall at no cost and expense to the Fund, and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

               (a) Withdrawing the assets allocable to the Account(s) from the Fund or any portfolio thereof and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity Contract Owners, life insurance Contract Owners, or other Product Owners) that votes in favor of such segregation or offering to the affected Contract Owners the option of making such a change; and

               (b) Establishing a new registered management investment company.

          7.5. If a material irreconcilable conflict arises as a result of a decision by any Company to disregard Contract Owner voting instructions and said decision represents a minority position or would preclude a majority vote by all Contract Owners having an interest in the Fund, such Company may be required, at the Fund Board's election, to withdraw the Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Adviser and Fund shall continue to accept and implement orders by such Company for the purchase (and redemption) of shares of the Fund (subject to Section 2.1 above). No charge or penalty will be imposed as a result of such withdrawal.

          7.6. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to any Company conflicts with the majority of other state regulators, then such Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company Contact in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. Until the end of the foregoing six month period, the Adviser and Fund shall continue to accept and implement orders by such Company for the purchase (and redemption) of shares of the Fund (subject to Section 2.1 above).

               7.7. For purposes of this Article, a majority of the Disinterested Directors shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event shall the Fund be required to bear the expense of establishing a new funding medium for any Contract. No Company shall be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then such Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company Contact in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Directors.

               7.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provisions of the 1940 Act or the rules promulgated thereunder with respect to mixed and shared funding on terms and conditions materially different from those contained in the Exemptive Order, then (a) the Fund and/or any Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, as applicable, to the extent such rules are applicable, and (b) Sections 7.2 through 7.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

               8.1. Indemnification by the Companies. Each Company shall indemnify and hold harmless the Fund, the Adviser and each person who controls the Fund or the Adviser within the meaning of such terms under the 1933 Act (but not any Participating Insurance Companies or Qualified Plans) and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the written consent of such Company in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund's shares or the Contracts and:

                    (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contract's Registration Statement, Contract's Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to such Company by or on behalf of the Fund or Adviser for use in the Contract's Registration Statement, Contract's Prospectus or in the Contract's or sales literature or promotional material for the Contracts (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or the Adviser by or on behalf of such Company; or

                    (c) arise out of or are based upon any wrongful conduct of such Company or persons under its control (or subject to its authorization) with respect to the sale or distribution of the Contracts or Fund shares; or

                    (d) arise as a result of any failure by such Company to provide the services and furnish the materials or to make any payments as required under this Agreement; or

                    (e) arise out of any material breach by such Company of this Agreement.

This indemnification will be in addition to any liability that the Companies may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

          8.2. Indemnification by the Fund. The Fund shall indemnify and hold harmless the Companies and each person who controls the Companies within the meaning of such terms under the 1933 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the written consent of the Fund in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund's shares or the Contracts and:

                    (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of any Company for use in the Fund Registration Statement, Fund Prospectus or sales literature or promotional material for the Fund (or any amendment or supplement to any of the foregoing); or

                    (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contract's Registration Statement, Contract's Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by or on behalf of the Fund to such Company; or

                    (c) arise out of or are based upon wrongful conduct of the Fund or persons under its control (or subject to its authorization) with respect to the sale of Fund shares; or

                    (d) arise as a result of any failure by the Fund to provide the services and furnish the materials required under the terms of this Agreement; or

                    (e) arise out of any material breach by the Fund of this Agreement (including any breach of Article VI of this Agreement).

This indemnification will be in addition to any liability that the Fund may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

          8.3. Indemnification by the Adviser. The Adviser shall indemnify and hold harmless the Companies and each person who controls the Companies within the meaning of such term under the 1933 Act and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the written consent of the Adviser in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities are related to the sale or acquisition of the Fund's shares or the Contract and:

                    (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of any Company to the Fund or the Adviser for use in the Fund Registration Statement, Fund Prospectus or sales literature or promotional material for the Fund (or any amendment or supplement to any of the foregoing); or

                    (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contract's Registration Statement, Contract's Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by or on behalf of the Adviser to such Company; or

                    (c) arise out of or are based upon wrongful conduct of the Fund or the Adviser with respect to the sale of Fund shares; or

                    (d) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials required under the terms of this Agreement; or

                    (e) arise out of any material breach by the Fund or the Adviser of this Agreement (including any breach of Article VI of this Agreement).

This indemnification will be in addition to any liability that the Adviser may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

          8.4. Indemnification Procedures. After receipt by a party entitled to indemnification ("indemnified party") under this Article VIII of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnifi-cation under this Article VIII ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel and to participate in the defense of such proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment against the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. Applicable Law

          9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland, without giving effect to the principles of conflicts of law.

          9.2. This Agreement shall be subject to the provisions of the 1933 Act, 1940 Act and Securities Exchange Act of 1934, as amended, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.

ARTICLE X. Termination

          10.1 This Agreement shall not terminate until the Fund is dissolved, liquidated, or merged into another entity, or, as to any Series of the Fund, the Account(s) no longer invest in that Series. However, certain obligations of, or restrictions on, the parties to this Agreement may terminate as provided in Sections 10.2 and 10.3, and any Company may be required to redeem shares pursuant to Section 10.4 or in the circumstances contemplated by Article VII.

          10.2. Termination of the Fund's Obligation to Sell. The obligation of the Fund to sell shares to any Company pursuant to Article II of this Agreement shall terminate at the option of the Fund upon notice to the Company Contact as provided below:

               (a) the Fund Board has terminated the offering of Fund shares or Series shares pursuant to Section 2.1 of this Agreement; or

               (b) upon institution of formal proceedings against any Company by FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding such Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account(s), the administration of the Contracts or the purchase of Fund shares, or an expected or anticipated ruling, judgment or outcome which would, in the Fund's reasonable judgment, materially impair such Company's ability to meet and perform its obligations and duties hereunder; or

               (c) in the event any of the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

               (d) if the Fund or the Adviser, respectively, shall determine, in their sole judgment exercised in good faith, that either (1) any Company shall have suffered a material adverse change in its business or financial condition since the date of this Agreement or (2) any Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Fund or the Adviser; or

               (e) upon any Company's assignment of this Agreement (including, without limitation, any transfer of any Contract or any Account to another insurance company pursuant to an assumption reinsurance agreement) unless the Fund consents thereto; or

               (f) upon termination pursuant to Section 10.1 or notice from any Company pursuant to Section 10.3.

Termination of the Fund's obligation shall take effect immediately upon the giving of such notice upon the occurrence of an event described in clauses (b) or (c) above, and ten (10) days after the giving of such notice in all other cases. In exercising its option to terminate its obligation to sell shares to any Company, the Fund will continue to make Fund shares available to the extent necessary to permit owners of Contracts in effect on the effective date of such termination (hereinafter referred to as "Existing Contracts") to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts, unless the Existing Contracts are the basis for the termination. In that case, the Fund may nonetheless elect to continue to make Fund shares available for Existing Contracts and if it so elects, shall promptly notify such Company whether the Fund is electing to make Fund shares available after termination.

          10.3. As to the Companies. The restrictions on the Companies under
Section 2.7(a) of this Agreement shall terminate at the option of any Company upon ten (10) days' notice to the Fund by the Company Contact:

               (a) if shares of any Series are not reasonably available to meet the requirements of the Contracts as determined by any Company, and the Fund, after receiving written notice from the Company Contact of such non-availability, fails to make available a sufficient number of Fund shares to meet the requirements of the Contracts within ten (10) days after receipt thereof; or

               (b) upon institution of formal proceedings against the Fund by FINRA, the SEC or any state securities or insurance commission or any other regulatory body; or

               (c) if the Fund ceases to qualify as a regulated investment company under Sub-chapter M of the Code, or under any successor or similar provision, or if any Company reasonably believes the Fund may fail to so qualify, and the Fund, upon written request from the Company Contact, fails to provide reasonable assurance that it will take action to cure or correct such failure; or

               (d) if the Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder, and the Fund, upon written request from the Company Contact, fails to provide reasonable assurance that it will take action to cure or correct such failure; or

               (e) if the Fund informs the Company Contact pursuant to Section
     4.4 that the Fund will not comply with investment restrictions as requested by the Company Contact, and the Fund and the Company Contact are unable to agree upon any reasonable alternative accommodations; or

               (f) upon receipt by any Company of any necessary regulatory approvals and the vote of the Contract Owners having an interest in the Account(s) (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares of the Fund in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Company Contact will give thirty (30) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

               (g) upon a material breach of any provision of this Agreement by either the Fund or the Adviser; or

               (h) if any Company determines in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, or financial conditions since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of any Company.

          10.4. Companies Required to Redeem. The parties understand and acknowledge that it is essential for compliance with Section 817(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that any such Contracts may fail to so qualify, the Fund shall have the right to require such Company to redeem Shares attributable to such Contracts upon ten (10) days written notice to such Company and such Company shall so redeem such Shares in order to ensure that the Fund complies with the provisions of Section 817(h) of the Code applicable to ownership of Fund Shares. Notice to such Company shall specify the period of time such Company has to redeem the Shares or to make other arrangements satisfactory to the Fund and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, such Company may be required to redeem Shares pursuant to action taken or request made by the Fund Board in accordance with an order of the SEC as described in Article VII, or other SEC rule, regulation or order that may be adopted after the date hereof. Such Company agrees to redeem Shares in such circumstances and to comply with applicable terms and provisions.

ARTICLE XI. Applicability to New Accounts and New Contracts

          The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect, as appropriate, changes in or relating to the Contracts, or Series or funding vehicles thereof, additions of new classes of Contracts to be issued by any Company and separate accounts therefore investing in the Fund. The provisions of this Agreement shall be equally applicable to each such class of Contracts, Series and Accounts, effective as of the date of amendment of such Schedule, unless the context otherwise requires.

ARTICLE XII. Notice, Request or Consent

          Any notice, request or consent to be provided pursuant to this Agreement is to be made in writing and shall be given:

          If to the Fund:

               M Fund, Inc.

               1125 NW Couch Street, Suite 900
               Portland, Oregon  97209
               Attn: President

          If to the Adviser:

               M Financial Investment Advisers, Inc.

               1125 NW Couch Street
               Portland, Oregon  97209
               Attn: President

          If to the Companies:

               John Hancock Financial Services
               197 Clarendon Street
               Boston, Massachusetts  02116
               Attn: James C. Hoodlet

or at such other address as such party may from time to time specify in writing to the other party. Each such notice, request or consent to a party shall be sent by registered or certified United States mail with return receipt requested, by overnight delivery with a nationally recognized courier or by electronically transmitted facsimile, and shall be effective upon receipt or three (3) days after mailing.

ARTICLE XIII. Shareholder Information

          13.1 Definitions. For purposes of this Article XIII, the following terms shall have the following meanings:

               (a) "INTERMEDIARY"or "INTERMEDIARIES" means each Company on behalf of the variable annuity and variable life separate accounts listed in Schedule 1 for the Companies, or such other separate accounts as may be established by such Company from time to time, which invest in the Fund.

               (b) "SHARES" means the interests of Contract Owners corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Company on behalf of its separate accounts investing in the Series of the Fund.

               (c) "SHAREHOLDER" means the holder of interests in a Contract with a beneficial interest in the Fund.

               (d) The term "SHAREHOLDER-INITIATED TRANSFER" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to or out of a Series of the Fund, but does not include transactions that are executed: (1) automatically pursuant to a contractual or systematic program or enrollment such as a transfer of assets within a Contract to or out of a Series of the Fund as a result of "dollar cost averaging" programs or automatic rebalancing programs; (2) pursuant to a Contract death benefit; (3) one-time step-up in Contract value pursuant to a Contract death benefit; (4) allocation of assets to a Series of the Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; (5) pre-arranged transfers at the conclusion of a required free look period;
     (6) as a result of any deduction of charges or fees under a Contract; or
     (7) within a Contract out of a Series of the Fund as a result of scheduled withdrawals or surrenders from a Contract.

               (e) "WRITTEN" includes electronic writings and facsimile transmissions.

          13.2. Agreement to Provide Information. The Intermediaries will provide the Fund or its designee, upon written request from the Fund or the Adviser, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") and the Contract Owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request. Unless otherwise specifically requested by the Fund, the Intermediaries shall only be required to provide information relating to Shareholder-Initiated Transfers.

          13.3. Period Covered by Request. Requests must set forth a specific period, not to exceed ninety (90) calendar days prior to the date of the request, for which transaction information is sought. The Fund or the Adviser may request transaction information older than ninety (90) calendar days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund or Intermediary for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

          13.4. Timing of Requests. Requests for Shareholder information shall be made no more frequently than quarterly except as the Fund or the Adviser deem necessary to investigate compliance with policies established by the Fund or Intermediary for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

          13.5. Form and Timing of Response.

               (a) Intermediary will provide, no later than thirty (30) business days or as mutually agreed upon by the parties, upon request of the Fund or its designee, the requested information specified in Section 13.2. If requested by the Fund, the Adviser or their designee, Intermediary will use its best efforts to determine promptly whether any specific person about whom the Fund has received the identification and transaction information specified in Section 13.2 is itself a financial intermediary, as defined in Rule 22c-2 under the 1940 Act (an "indirect intermediary"), and, upon further request of the Fund, the Adviser or their designee, promptly either
     (1) provide (or arrange to have provided) the information set forth in
     Section 13.2 for those shareholders who hold an account with the indirect intermediary, or (2) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. In such instances, the Intermediary agrees to inform the Fund whether it plans to perform (1) or (2).

               (b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund, the Adviser or their designee and the Intermediary.

               (c) The parties shall mutually agree upon the format for any transaction information provided to the Fund.

          13.6. Limitations on Use of Information. The Fund will not use the information received pursuant to this Article XIII for any purpose other than as necessary to comply with the provisions of Rule 22c-2 under the 1940 Act or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws. This provision survives termination of the Agreement.

          13.7 Agreement to Enforce Short-Term Trading Policy. Each Intermediary has established the short-term trading policy attached hereto as Appendix A (the "SHORT-TERM TRADING POLICY") and agrees to enforce its Short-Term Trading Policy during the term of this Agreement. The

Short-Term Trading Policy may be amended from time to time and the Intermediaries will promptly amend Appendix A of the Agreement upon such amendment.

          13.8. Agreement to Restrict Trading. During the term of this Agreement each Intermediary agrees that it shall enforce its Short-Term Trading Policy with respect to Shareholders. Where an Intermediary or the Fund or the Adviser has determined that a Shareholder has engaged in potentially harmful market timing or frequent trading in violation of the Short-Term Trading Policy, then the Intermediary shall execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by such Shareholder. Instructions must be sent to the Intermediary at the following address, or such other address that the Intermediary may communicate to the Fund in writing from time to time, including, if applicable, the following e-mail and facsimile number:

                    Kimberly S. Ciccarelli
                    AVP & Senior Counsel
                    197 Clarendon Street
                    Boston, MA 02116
                    617-572-0313
                    617-572-9161 (fax)
                    kciccarelli@jhancock.com.

          13.9. Form of Instructions. Instructions must include the TIN, ITIN or GII and the specific individual Contract Owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed. Such instructions shall also include how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract Owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

          13.10. Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than ten (10) business days after receipt of the instructions by the Intermediary, or as mutually agreed upon by the parties in writing.

          13.11. Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed, or as mutually agreed upon by the parties in writing.

          13.12. Construction of this Article XIII. To the extent that the terms of this Article XIII conflict with the other terms of this Agreement, the terms of this Article XIII shall control.

ARTICLE XIV Miscellaneous

          14.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          14.2. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

          14.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          14.4. Subject to the requirement of legal process and regulatory authority, each party hereto shall treat as if confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement shall not disclose, disseminate, or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

          14.5. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

          14.6 The parties acknowledge that Federal law requires that the Fund obtain, verify and record information that identifies each person who opens an account with the Fund, including the Company on behalf of each Account. In connection with the opening of an account with the Fund, the Fund will request certain identifying information, including, but not limited to (1) the name of the account owner, (2) the address of the account owner's principal place of business, and (3) the account owner's Taxpayer Identification Number (TIN).

                      [This space is intentionally blank.]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Participation Agreement to be duly executed and delivered by their duly authorized officers, as of the day and year first above written.

                                        M FUND, INC.


                                        By: /s/ JoNell Hermanson
                                            ------------------------------------
                                        Name:  JoNell Hermanson
                                        Title: Vice President


                                        M FINANCIAL ADVISERS, INC.


                                        By: /s/ JoNell Hermanson
                                            ------------------------------------
                                        Name:  JoNell Hermanson
                                        Title: Vice President


                                        JOHN HANCOCK LIFE INSURANCE COMPANY
                                        (on behalf of its Separate Accounts)


                                        By: /s/ James R. Boyle
                                            ------------------------------------
                                        Name:  James R. Boyle
                                        Title: Chairman, President and
                                               Chief Executive Officer


                                        JOHN HANCOCK VARIABLE LIFE INSURANCE
                                        COMPANY
                                        (on behalf of its Separate Accounts)


                                        By: /s/ James R. Boyle
                                            ------------------------------------
                                        Name:  James R. Boyle
                                        Title: Chairman, President and
                                               Chief Executive Officer

                                        JOHN HANCOCK LIFE INSURANCE COMPANY
                                        (U.S.A.)
                                        (on behalf of its Separate Accounts)


                                        By: /s/ James R. Boyle
                                            ------------------------------------
                                        Name:  James R. Boyle
                                        Title: Chairman and Chief Executive
                                               Officer


                                        JOHN HANCOCK LIFE INSURANCE COMPANY OF
                                        NEW YORK
                                        (on behalf of its Separate Accounts)


                                        By: /s/ James D. Gallagher
                                            ------------------------------------
                                        Name:  James D. Gallagher
                                        Title: Chairman and President

                                   APPENDIX A

                SHORT-TERM TRADING POLICY FOR EACH INTERMEDIARY

1. In order to deter market timing, each Intermediary restricts transfers to two per month per insurance contract or qualified plan participant. (For purposes of this restriction, all transfers made by a contract owner/participant during the period from the opening of trading each day the net asset value of the shares are determined (usually 9 a.m.) to the close of trading that day (the close of day-time trading of the New York Stock Exchange (usually 4 p.m.)) are considered one transfer.) Contract owners/participants may, however, transfer to the Money Market Trust of the Fund even if the two transfers per month limit has been reached if 100% of the assets in the variable investment option are transferred to the Money Market Trust. If such a transfer to the Money Market Trust is made, for a 30 day period after such transfer, no subsequent transfers from the Money Market Trust to another portfolio of the Fund may be made. (Certain group annuity contracts owned by qualified plans use the John Hancock Stable Value Fund instead of the Money Market Trust. Participants in those plans may make such a transfer to the John Hancock Stable Value Fund subject to the same conditions.) In certain contracts or plans, certain transfers are excluded from this policy as described in Section 3. Special provisions apply to corporate owned life insurance policies as noted below.

     Corporate Owned Life Insurance Policies. In lieu of the restrictions above, each Intermediary restricts corporate owned life insurance policy owners as follows:

     corporate owned life insurance policy owners may rebalance the investment options in their policies within the following limits: (i) during the 10 calendar day period after any policy values are transferred from one investment account into a second investment account, the values can only be transferred out of the second investment account if they are transferred into the Money Market B investment account; and (ii) any policy values that would otherwise not be transferable by application of the 10 day limit described above and that are transferred into the Money Market B investment account may not be transferred out of the Money Market B investment account into any other accounts (fixed or investment) for thirty (30) calendar days.

2. In addition to the above, if any Intermediary determines, in its sole discretion, that any exchange may disrupt or be potentially disruptive to an Account or sub-account, it reserves the right to impose additional restrictions, as permitted under the Variable Contract, including, but not limited to, the following:

     a.   restricting the number of exchanges made during a defined period;

     b.   restricting the dollar amount of exchange;

     c. restricting the method used to submit requests for purchases and exchanges (e.g. requiring purchase and exchange requests to be submitted in writing via regular U.S. mail); and,

     d. restricting exchanges into and out of certain separate accounts and sub-accounts.

3. Certain transactions, including, but not limited to, the following, shall not be subject to the restrictions of the above short-term trading policy:

     a. purchases of Shares as a result of plan Participant payroll or employer contributions or loan repayments;

     b. distributions, loans, and in-service withdrawals from a qualified retirement plan;

     c. redemptions or transfers of Shares as a result of a qualified plan termination or at the direction of a qualified plan;

     d. purchases of Shares by reinvestment of dividends or capital gains distributions, as applicable;

     e.   transfers or rollovers in a qualified plan;

     f. conversions of Shares within one sub-account due to a movement from one share class to another in the Fund;

     g. redemptions of Shares to pay underlying mutual fund, separate account, or sub-account fees, or plan-level fees;

     h.   transfers pursuant to automated or pre-established programs;

     i. transfers made within a prescribed period before and after a substitution of underlying funds in an insurer's separate account; and

     j.   transfers made during an annuity contract's payout phase.

                                   SCHEDULE 1

                            Accounts of the Companies
                              Investing in the Fund

Effective as of the date the Agreement was executed, the following separate accounts of the Company are subject to the Agreement:

                                    Date Established by          SEC 1940 Act           Type of Product
                                    Board of Directors       Registration Number           Supported
Name of Account                       of the Company           (if applicable)            by Account
---------------                 --------------------------   -------------------   --------------------------
John Hancock Variable           on or about April 8, 1996    811-07711             Variable Annuity Contracts
Annuity Account H

John Hancock Variable           on or about November 12,     811-7782              Variable Life Contracts
Life Account S                  1993

John Hancock Variable           on or about May 10, 1993     811-7766              Variable Life Contracts
Life Account UV

John Hancock Variable           on or about December 13,     811-3068              Variable Life Contracts
Life Account U                  1984

John Hancock Variable           on or about December 11,     811-5290              Variable Life Contracts
Life Account V                  1986

John Hancock Life               on or about December 12,     811-4834              Variable Life Contracts
Insurance Company               2001
(U.S.A.) Account A

John Hancock Life               on or about December 4,      811-5130              Variable Life Contracts
Insurance Company               2001
(U.S.A.) Account N

John Hancock Life               on or about August 5, 1997   811-8329              Variable Life Contracts
Insurance Company of
New York Account B

John Hancock Variable           1997                         N/A                   Private Placement Life
Account PPM1-V                                                                     Insurance Contracts

John Hancock Variable           1997                         N/A                   Private Placement Life
Account PPM2-3                                                                     Insurance Contracts

John Hancock Variable           1997                         N/A                   Private Placement Life
Account PPM1-R                                                                     Insurance Contracts

John Hancock Variable           1997                         N/A                   Private Placement Life
Account PPM2-K                                                                     Insurance Contracts

John Hancock Life               on or about December         N/A                   Private Placement Life
Insurance Company of            16, 2008                                           Insurance Contracts

New York PPM1-B

John Hancock Life               on or about December 16,     N/A                   Private Placement Life
Insurance Company of            2008                                               Insurance Contracts
New York PPM2-C

John Hancock Life               on or about December 16,     N/A                   Private Placement Life
Insurance Company               2008                                               Insurance Contracts
(U.S.A.) PPM1-T

John Hancock Life               on or about December 16,     N/A                   Private Placement Life
Insurance Company               2008                                               Insurance Contracts
(U.S.A.) PPM2-S

Effective as of _________________________, this Schedule 1 is hereby amended to reflect the following changes in Fund Series and other funding vehicles:

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this
Schedule 1 in accordance with Article XI of the Agreement.

                                        M FUND, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        M FINANCIAL ADVISERS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        JOHN HANCOCK LIFE INSURANCE COMPANY
                                        (on behalf of its Separate Accounts)


                                        By:
                                            ------------------------------------
                                        Name: James R. Boyle
                                        Title: Chairman, President and
                                               Chief Executive Officer


                                        JOHN HANCOCK VARIABLE LIFE INSURANCE
                                        COMPANY
                                        (on behalf of its Separate Accounts)


                                        By:
                                            ------------------------------------
                                        Name: James R. Boyle
                                        Title: Chairman, President and
                                               Chief Executive Officer

                                        JOHN HANCOCK LIFE INSURANCE COMPANY
                                        (U.S.A.)
                                        (on behalf of its Separate Accounts)


                                        By:
                                            ------------------------------------
                                        Name: James R. Boyle
                                        Title: Chairman and Chief
                                               Executive Officer


                                        JOHN HANCOCK LIFE INSURANCE COMPANY OF
                                        NEW YORK
                                        (on behalf of its Separate Accounts)


                                        By:
                                            ------------------------------------
                                        Name: James D. Gallagher
                                        Title: Chairman and President

                                   SCHEDULE 2

                              Classes of Contracts
                         Supported by Separate Accounts
                              Listed on Schedule 1

Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:

                                                               SEC 1933 Act            Name of
                                                            Registration Number      Supporting      Variable Annuity or
Policy Marketing Name                                         (if applicable)     Separate Account      Variable Life
---------------------                                       -------------------   ----------------   -------------------
Revolution Value                                            333-81103             H                  Variable Annuity
Revolution Value II                                         333-81103             H                  Variable Annuity
Revolution Access                                           333-84771             H                  Variable Annuity
Revolution Extra                                            333-84783             H                  Variable Annuity
Revolution Extra II                                         333-84783             H                  Variable Annuity
Magnastar                                                   N/A                   PPM1-V;            Variable Life
                                                                                  PPM2-3;            Private Placement
                                                                                  PPM1-R;
                                                                                  PPM2-K;
                                                                                  PPM1-B;
                                                                                  PPM2-C
                                                                                  PPM1-T
                                                                                  PPM2-S
Medallion Executive Variable Life                           333-425               S
Medallion Executive Variable Life II                        333-425               S
Medallion Executive Variable Life III                       333-425               S
Majestic Variable Universal Life                            333-15075             S
Majestic Variable Universal Life 98                         333-15075             S
Variable Master Plan Plus                                   33-79108              S
Majestic Variable COLI                                      333-60274             S
Variable Estate Protection                                  33-64366              S
Majestic Variable Estate Protection                         33-64366              S
Majestic Variable Estate Protection 98                      33-64366              S
Variable Estate Protection Plus                             33-64366              S
Variable Estate Protection Edge                             333-55172             S
Performance Survivorship Variable Universal Life            333-55172             S
Majestic Performance Survivorship Variable Universal Life   333-55172             S
Performance Executive Variable Life                         333-111385            S
Medallion Executive Variable Life III                       333-63654             UV
Medallion Variable Life                                     33-76662              UV

Majestic Variable Universal Life 98                         333-42378             UV
Majestic Variable COLI                                      333-91448             UV
Variable Estate Protection                                  33-64364              UV
Majestic Variable Estate Protection 98                      333-73444             UV
Variable Estate Protection Plus                             333-73082             UV
Variable Estate Protection Edge                             333-73072             UV
Performance Survivorship Variable Universal Life            333-73072             UV
Majestic Performance Survivorship Variable Universal Life   333-73072             UV
Performance Executive Variable Life                         333-111383            UV
Medallion Variable Universal Life Plus                      333-70734             UV
Medallion Variable Universal Life Edge                      333-70746             UV
Medallion Variable Universal Life Edge II                   333-70746             UV
Annual Premium Variable Life                                33-63900              UV
Flex V1                                                     33-63842              UV
Flex V2                                                     33-75608              UV
Medallion Variable Life                                     33-76660              U
Medallion Variable Universal Life Plus                      33-76660              U
Annual Premium Variable Life                                2-68061               U
Medallion Variable Universal Life Edge                      333-52128             U
Medallion Variable Universal Life Edge II                   333-52128             U
eVariable Life                                              333-50312             U
Flex V1                                                     33-16611              V
Flex V2                                                     33-75610              V
Protection Variable Universal Life                          333-124150            A
Survivorship Variable Universal Life                        333-141692            A
Majestic Performance Variable Universal Life                333-131299            A
Majestic Survivorship VULX                                  333-148991            A
Majestic VULX                                               333-151630            A
Accumulation VUL                                            333-152406            A
Accumulation VUL                                            333-85284             A
Majestic VCOLIX                                             333-153252            A
Protection Variable Universal Life                          333-124150            A
Protection Variable Universal Life                          333-127543            B
Majestic Performance Variable Universal Life                333-132905            B
Survivorship Variable Universal Life                        333-141693            B
Majestic Survivorship VULX                                  333-148992            B
Majestic VULX                                               333-151631            B
Accumulation VUL                                            333-152407            B
Accumulation VUL                                            333-131134            B
Majestic VCOLIX                                             333-153253            B

Protection Variable Universal Life                          333-157213            B
Corporate VUL                                               333-131139            B
Corporate VUL                                               333-152408            B
Corporate VUL                                               333-126668            N
Corporate VUL                                               333-152409            N

Effective as of _________________________, this Schedule 2 is hereby amended to reflect the following changes in Fund Series and other funding vehicles:

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this
Schedule 2 in accordance with Article XI of the Agreement.



                                        M FUND, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        M FINANCIAL ADVISERS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        JOHN HANCOCK LIFE INSURANCE COMPANY
                                        (on behalf of its Separate Accounts)


                                        By:
                                            ------------------------------------
                                        Name: James R. Boyle
                                        Title: Chairman, President and
                                               Chief Executive Officer


                                        JOHN HANCOCK VARIABLE LIFE INSURANCE
                                        COMPANY
                                        (on behalf of its Separate Accounts)


                                        By:
                                            ------------------------------------
                                        Name: James R. Boyle
                                        Title: Chairman, President and
                                               Chief Executive Officer

                                        JOHN HANCOCK LIFE INSURANCE COMPANY
                                        (U.S.A.)
                                        (on behalf of its Separate Accounts)


                                        By:
                                            ------------------------------------
                                        Name: James R. Boyle
                                        Title: Chairman and Chief Executive
                                               Officer


                                        JOHN HANCOCK LIFE INSURANCE COMPANY OF
                                        NEW YORK
                                        (on behalf of its Separate Accounts)


                                        By:
                                            ------------------------------------
                                        Name: James D. Gallagher
                                        Title: Chairman and President

                                   SCHEDULE 3

                          Fund Series and Other Funding
                            Vehicles Available Under
                             Each Class of Contracts

Effective as of the date the Agreement was executed, the following Fund Series and other Funding Vehicles are available under the Contracts:

Brandes International Equity Fund
M Large Cap Growth
Frontier Capital Appreciation Fund
Business Opportunity Value Fund

Effective as of __________________________, this Schedule 3 is hereby amended to reflect the following changes in Fund Series and other funding vehicles:

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this
Schedule 3 in accordance with Article XI of the Agreement.

                                        M FUND, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        M FINANCIAL ADVISERS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        JOHN HANCOCK LIFE INSURANCE COMPANY
                                        (on behalf of its Separate Accounts)


                                        By:
                                            ------------------------------------
                                        Name: James R. Boyle
                                        Title: Chairman, President and
                                               Chief Executive Officer


                                        JOHN HANCOCK VARIABLE LIFE INSURANCE
                                        COMPANY
                                        (on behalf of its Separate Accounts)


                                        By:
                                            ------------------------------------
                                        Name: James R. Boyle
                                        Title: Chairman, President and Chief


                                        JOHN HANCOCK LIFE INSURANCE COMPANY
                                        (U.S.A.)
                                        (on behalf of its Separate Accounts)


                                        By:
                                            ------------------------------------
                                        Name: James R. Boyle
                                        Title: Chairman and Chief Executive
                                               Officer

                                        JOHN HANCOCK LIFE INSURANCE COMPANY OF
                                        NEW YORK
                                        (on behalf of its Separate Accounts)


                                        By:
                                            ------------------------------------
                                        Name: James D. Gallagher
                                        Title: Chairman and President